Registration No. 333-50801
================================================================================
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                 Amendment No. 4
                                       to
                                    FORM S-4
                          Registration Statement Under
                           The Securities Act of 1933

                                  SYNETIC, INC.
             (Exact Name of Registrant as Specified in Its Charter)
          Delaware                       3089                   22-2975182
      (State or Other              (Primary Standard         (I.R.S. Employer
Jurisdiction of Incorporation       Classification          Identification No.)
      or Organization)                Code Number)

                                  Synetic, Inc.
                      669 River Drive, River Drive Center 2
                         Elmwood Park, New Jersey 07407

   (Address and telephone number of Registrant's principal executive offices)

                              Charles A. Mele, Esq.
                                  Synetic, Inc.
                        Vice President -- General Counsel
                      669 River Drive, River Drive Center 2
                         Elmwood Park, New Jersey 07407
                                 (201) 703-3400

                       (Name, address and telephone number
                              of Agent for Service)

                                    Copy to:
                           Creighton O'M. Condon, Esq.
                               Shearman & Sterling
                              599 Lexington Avenue
                            New York, New York 10022
                                 (212) 848-4000


    Approximate date of commencement of proposed sale to the public: As promptly as practicable after this Registration Statement becomes effective and upon the effective time of the proposed Merger described herein.
    If the securities being registered on this form are being offered in connection with the formation of a holding Company and there is compliance with General Instruction G, check the following box. |_|


                         CALCULATION OF REGISTRATION FEE

---------------------------------------------------------------------------------------------------------------------------------
Title of Each Class                                      Proposed Maximum          Proposed Maximum
of Securities to Be              Amount to Be             Offering Price               Aggregate                  Amount of
Registered                      Registered (1)               Per Share              Offering Price          Registration Fee (2)
---------------------------------------------------------------------------------------------------------------------------------

Common Stock, $.01 par
value....................         1,109,469               Not applicable            Not applicable             Not applicable
---------------------------------------------------------------------------------------------------------------------------------

(1) Based upon the maximum number of shares of Common Stock that the Registrant may be required to issue in the Merger, calculated as the product of (i) 870,172 the aggregate number of shares of Common Stock, per share, of Point Plastics outstanding on June 10, 1998 or issuable pursuant to outstanding stock options that will be converted into shares of the Registrant's Common Stock and (ii) an exchange ratio of 1.275 shares of the Registrant's Common Stock for each share of Point Plastics Common Stock which is the maximum exchange ratio under the Merger Agreement.

(2) Pursuant to Rule 457(b), the registration fee has been reduced by the $3,157.55 paid on April 23, 1998, upon the filing of the Registration Statement on Form S-4 and the $1,499.84 paid on June 16, 1998, upon the filing of Amendment No. 1 to the Form S-4. Accordingly, there is no registration fee payable upon the filing of this Amendment No. 4.

    The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.


================================================================================

                                     PART II
                     INFORMATION NOT REQUIRED IN PROSPECTUS


ITEM 21.  EXHIBITS AND FINANCIAL STATEMENT SCHEDULES

         (a) The following is a list of Exhibits included as part of this Registration Statement. The Registrant agrees to furnish supplementally a copy of any omitted exhibit or schedule to the Commission upon request.

        **2.1 Agreement and Plan of Merger dated as of March 6, 1998 among Synetic Inc., Point Plastics Inc., Plastics Acquisition Corp., the trustees of the Point Plastics, Inc. Employee Stock Ownership Plan and Trust and certain individual holders of capital stock of Point Plastics (included as Annex IA to the Proxy Statement/Prospectus).

        **2.2 Amendment No. 1 to Agreement and Plan of Merger dated as of May 22, 1998 among Synetic Inc., Point Plastics Inc., Plastics Acquisition Corp., the trustees of the Point Plastics, Inc. Employee Stock Ownership Plan and Trust and certain individual holders of capital stock of Point Plastics (included as Annex IB to the Proxy Statement Prospectus).

        **5.1 Opinion of Shearman & Sterling that the securities being registered are duly authorized and will be validly issued, fully paid and non-assessable.

          5.2 Advice of Kegler, Brown, Hill & Ritter Co., L.P.A. as to the statements of law under the caption "Business -- Plastics Technology Business -- Regulation." (To be filed by amendment)

         *8.1 Opinion of Shearman & Sterling as to the United States federal income tax consequences of the Merger.

         *8.2 Opinion of Gray Cary Ware & Freidenrich as to the United States federal income tax consequences of the Merger.

       **23.1     Consent of Linkenheimer, LLP.

       **23.2     Consent of Arthur Andersen LLP.

       **23.3     Consent of Shearman & Sterling  (included  in Exhibits 5.1 and
                  8.1 to this Registration Statement).

       **23.4     Consent of Gray Cary Ware &  Freidenrich  (included in Exhibit
                  8.2 to this Registration Statement).

       **23.5 Consent of Kegler, Brown, Hill & Ritter Co., L.P.A. (Included in Exhibit 5.2 to this Registration Statement).

       **24.1     Powers of Attorney.

       **99.1 Letter from the ESOP Committee of Point Plastics, which provides a description of the voting and election procedures for ESOP Participants.

---------------
 *     Items marked with an asterisk are filed herewith.
**     Items marked with two asterisks were previously filed.

ITEM 22.  UNDERTAKINGS

         (a)      The undersigned Registrant hereby undertakes:

                  (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

                           (i) to include  any  prospectus  required  by Section
                  10(a)(3) of the Securities Act of 1933, as amended (the "Securities Act");

                           (ii) to reflect in the Proxy Statement/Prospectus any
                  facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar amount of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) (ss.230.424(b) of this chapter) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective Registration Statement;

                           (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement.

                  (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                  (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         (b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to section 13(a) or section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (c)      (1)      The undersigned Registrant hereby undertakes that:

                  (i)  Prior  to  any  public   reoffering  of  the   securities
                  registered hereunder through use of a prospectus which is a part of this Registration Statement, by any person or party who is deemed to be an underwriter within the meaning of Rule 145(c), the issuer undertakes that such reoffering prospectus will contain the information called for by the applicable registration form with respect to reofferings by persons who may be deemed underwriters, in addition to the information called for by the other items of the applicable form.

                  (2) The Registrant undertakes that every prospectus (i) that is filed pursuant to the paragraph immediately preceding or (ii) that purports to meet the requirements of section 10(a)(3) of the Securities Act and is used in connection with an offering of securities subject to Rule 415 (ss. 230.415 of this chapter) will be filed as a part of an amendment to the Registration Statement and will not be used until such amendment is effective, and that, for purposes of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (d) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

         (e) The undersigned Registrant hereby undertakes to respond to requests for information that is incorporated by reference into the Proxy Statement/Prospectus pursuant to Item 4, 10(b), 11, or 13 of this Form S-4, within one business day of receipt of such requests, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of the Registration Statement through the date of responding to the requests.

         (f) The undersigned Registrant hereby undertakes to supply by means of a post-effective amendment all information concerning a transaction, and the Company being acquired involved therein, that was not the subject of and included in the Registration Statement when it became effective.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant has duly caused this Amendment No. 4 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, on July 23, 1998.

                                          SYNETIC, INC.


                                          By: /s/ Paul C. Suthern
                                              ----------------------------
                                              Paul C. Suthern
                                              Chief Executive Officer


                                POWER OF ATTORNEY

         Pursuant to the requirements of the Securities Act of 1933, as amended, this Amendment No. 4 to the Registration Statement has been signed below by the following persons in the capacities indicated on July 23, 1998.


(1) Principal Executive Officer:     (3)    The Board of Directors:


By: /s/ Paul C. Suthern                     James V. Manning
    ------------------------                Thomas R. Ferguson
    Paul C. Suthern                         Mervyn I. Goldstein
    Chief Executive Officer                 Ray E. Hannah
                                            Roger H. Licht
                                            Bernard A. Marden
                                            Charles A. Mele
                                            Herman Sarkowsky
                                            Paul C. Suthern
                                            Albert M. Weis
                                            Martin J. Wygod

(2) Principal Financial and          By:    /s/ Paul C. Suthern
    Accounting Officer:                     -----------------------------------
                                            Paul C. Suthern
                                            Individually and as Attorney-in-Fact

By: /s/ Anthony Vuolo
    ---------------------------
    Anthony Vuolo
    Vice President and
        Chief Financial Officer

                                  EXHIBIT INDEX



         Exhibit
         -------

        **2.1 Agreement and Plan of Merger dated as of March 6, 1998 among Synetic Inc., Point Plastics Inc., Plastics Acquisition Corp., the trustees of the Point Plastics, Inc. Employee Stock Ownership Plan and Trust and certain individual holders of capital stock of Point Plastics (included as Annex IA to the Proxy Statement/Prospectus).

        **2.2 Amendment No. 1 to Agreement and Plan of Merger dated as of May 22, 1998 among Synetic Inc., Point Plastics Inc., Plastics Acquisition Corp., the trustees of the Point Plastics, Inc. Employee Stock Ownership Plan and Trust and certain individual holders of capital stock of Point Plastics (included as Annex IB to the Proxy Statement Prospectus).

        **5.1 Opinion of Shearman & Sterling that the securities being registered are duly authorized and will be validly issued, fully paid and non-assessable.

          5.2 Advice of Kegler, Brown, Hill & Ritter Co., L.P.A, as to the statements of law under the caption "Business -- Plastics Technology Business -- Regulation." (To be filed by amendment)

         *8.1 Opinion of Shearman & Sterling as to the United States federal income tax consequences of the Merger.

         *8.2 Opinion of Gray Cary Ware & Freidenrich as to the United States federal income tax consequences of the Merger.

       **23.1     Consent of Linkenheimer, LLP.

       **23.2     Consent of Arthur Andersen LLP.

       **23.3     Consent of Shearman & Sterling  (included in Exhibits 5.1 and
                  8.1 to this Registration Statement).

       **23.4     Consent of Gray Cary Ware & Freidenrich  (included in Exhibit
                  8.2 to this Registration Statement).

       **23.5 Consent of Kegler, Brown, Hill & Ritter Co., L.P.A. (Included in Exhibit 5.2 to this Registration Statement).

       **24.1     Powers of Attorney.

       **99.1 Letter from the ESOP Committee of Point Plastics, which provides a description of the voting and election procedures for ESOP Participants.

---------------
 *      Items marked with an asterisk are filed herewith.
**      Items marked with two asterisks were previously filed.